Exhibit 99.1

Annaly Capital Management, Inc. Announces Strategic Achievements Demonstrating Growth and Diversification Across Shared Capital Platform

•	Annaly opened the U.S Capital Markets on January 7th as the first company to raise equity in 2019, raising approximately $840 million in gross proceeds through an overnight common stock offering

•	In December of 2018, for the 21st consecutive quarter, Annaly declared a dividend of $0.30 demonstrating the stability and durability of its diversified platform

•	During 2018, Annaly completed $4.2 billion of originations and purchases across its three credit businesses – an increase of approximately 65% year over year

•	Annaly ended 2018 with approximately $8 billion in unencumbered assets, demonstrating the overall strength of its liquidity position to continue to support opportunistic portfolio expansion

NEW YORK -- January 16, 2019 -- Annaly Capital Management, Inc. (NYSE:NLY) (“Annaly” or the “Company”) today announced a number of significant accomplishments made during 2018 and the beginning of 2019 across the Company’s diversified shared capital platform.

“To begin 2019, Annaly successfully raised $840 million of equity to capitalize on the numerous investment opportunities in our businesses. Following the volatility of the fourth quarter, we targeted the beginning of 2019 as a prudent time to raise capital to take advantage of emerging and attractive options across our four investment strategies,” said Kevin Keyes, Chairman, Chief Executive Officer and President of Annaly. “This transaction follows a record year in 2018 in which Annaly continued to successfully implement its diversification strategy by opportunistically originating and purchasing over $4.2 billion in investments across our three credit businesses with compelling valuations and structures. These achievements are a testament to the performance, scale and depth of our diversified and complementary investment strategies,” continued Kevin Keyes. “As we continue into 2019, our deep liquidity, evidenced by approximately $8 billion of unencumbered assets as of year-end, provides us additional capacity for further portfolio expansion in high quality assets with attractive risk-adjusted returns.”

Capital Markets Leadership

Annaly began 2019 with the first common equity offering across all industries in the U.S. In connection with this previously announced public offering, Annaly issued 86,500,000 shares of common stock, inclusive of 11,500,000 shares representing the full exercise of the underwriters’ option. Giving effect to the sale of these additional shares, the Company raised gross proceeds of approximately $840 million before deducting estimated offering expenses. Annaly intends to use the net proceeds of this offering to acquire targeted assets under the Company’s capital allocation policy, further diversifying its investments in Agency assets as well as high quality residential, commercial and corporate credit assets. Annaly also intends to use the net proceeds for general corporate purposes, including, without limitation, to pay down obligations and other working capital items. Since the beginning of 2018, Annaly has grown its capital base by an aggregate of $2.6 billion with the successful execution of public equity and preferred offerings and the continuation of its M&A consolidation strategy.

Credit Highlights

Annaly originated or purchased an aggregate of over $4.2 billion of loans, commercial mortgage-backed securities and equity across its three credit businesses in 2018, an increase of 65% year-over-year.

Residential Credit

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The Annaly Residential Credit Group (referred to as “ARC”) acquired $1.6 billion of Expanded Prime/Non-Qualified Mortgage and seasoned residential whole loans, up approximately 76% year-over-year, for a weighted average return on investment of 11.5% across the overall ARC portfolio.

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Driven by expansion in its unique partnership channels, ARC purchased $1.3 billion of residential whole loans during the year in 36 separate pools, with an average pool size of $36.1 million. Additionally, ARC exercised call rights on three legacy securitizations in 2018, gaining access to $313 million of high-quality seasoned loans. Annaly’s first securitization of 2018, OBX 2018-1, was comprised of approximately $205 million of previously securitized collateral, coupled with seasoned whole loans purchased outright.

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Overall, ARC completed three residential whole loan securitizations for an aggregate of $1.1 billion through Annaly’s wholly-owned subsidiary, Onslow Bay Financial LLC. ARC is currently pursuing an additional residential whole loan securitization of approximately $400 million, which is expected to close in the first quarter of 2019. The securitization program serves as an additional source of liquidity for ARC and better positions the platform for long-term scalability and continued growth.

Commercial Real Estate

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The Annaly Commercial Real Estate Group (referred to as “ACREG”) enhanced regional origination presence and expanded capital markets efforts, which enabled ACREG to close over $1.2 billion of commercial assets, up approximately 126% year-over-year across the overall portfolio, for a weighted average return on investment of 12.2%.[3]

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ACREG closed 16 debt transactions with an average ACREG commitment size of $56 million. Noteworthy deals included an ACREG originated $185 million floating-rate whole loan secured by a 60-story, 1.5 million square foot, Class-A office tower located in Dallas, Texas and a nearly $100 million acquisition of the controlling interest in a commercial mortgage-backed securities trust secured by a pool of full service hotels across 16 states.

Middle Market Lending

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The Annaly Middle Market Lending Group’s (referred to as “AMML”) established sponsor relationships and capacity to underwrite significant first and second lien investments, AMML completed $1.4 billion of loans, up approximately 85% year-over-year, for a weighted average return on investment of 11.4%.[3]

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AMML closed 18 new deals with an average AMML commitment size of $63 million. The team demonstrated their ability to lead transactions by acting as lead agent on 5 of these deals, which had an average total facility size of $200 million.

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Most notably, AMML acted as the Sole Lead Arranger and Administrative Agent on a $445 million senior secured credit facility supporting an acquisition by a leading private equity firm. AMML retained approximately 50% of the transaction, post-syndication.

•	Given the evolving market environment, AMML increased its exposure to first lien, resulting in a split of 70% first lien and 30% second lien at year end.

Financing & Liquidity Highlights

Annaly’s credit businesses secured additional financing capacity and improved the terms of existing arrangements throughout 2018, further enhancing overall liquidity to support opportunistic portfolio expansion. Representative of this liquidity, Annaly ended 2018 with approximately $8 billion in unencumbered assets. Since the beginning of 2018, the credit businesses added two new facilities and expanded the relationship with an existing lender, adding an additional $700 million in aggregate capacity.  Additionally, Annaly’s credit businesses proactively extended term and reduced financing costs across pre-existing facilities by 25 to 50 basis points (representing a pricing improvement between 13% and 22%), while improving terms and flexibility.  Establishing new financing relationships, optimizing existing facilities, utilizing syndication opportunistically and accessing the securitization markets all contributed to enhancing capital efficiency and the growth of these businesses.

About Annaly
Annaly is a leading diversified capital manager that invests in and finances residential and commercial assets. Annaly’s principal business objective is to generate net income for distribution to its stockholders and to preserve capital through the prudent selection of investments and continued management of its portfolio. Annaly has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Annaly is externally managed by Annaly Management Company LLC. Additional information is available at www.annaly.com.

Forward-Looking Statements
This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financings; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow our commercial real estate business; our ability to grow our residential credit business; our ability to grow our middle market lending business; credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets, commercial real estate assets and corporate debt; risks related to investments in mortgage servicing rights; our ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting our business; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Contact
Annaly Capital Management, Inc.
Investor Relations
1-888-8Annaly
www.annaly.com